Exhibit 3.1

Comtech Telecommunications Corp.
Second Amended and Restated Certificate of Designations

Series A Convertible Preferred Stock
November 7, 2023

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1

SECTION 2.	RULES OF CONSTRUCTION	15

SECTION 3.	THE CONVERTIBLE PREFERRED STOCK	15

(a)	Designation; Par Value	16
(b)	Number of Authorized Shares	16
(c)	Form, Dating and Denominations	16
(d)	Method of Payment; Delay When Payment Date is Not a Business Day; Withholding	17
(e)	Transfer Agent; Register	17
(f)	Legends	18
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	18
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased	19
(i)	Status of Retired Shares	20
(j)	Replacement Certificates	20
(k)	Registered Holders	21
(l)	Cancellation	21
(m)	Shares Held by the Company or its Affiliates	21
(n)	Outstanding Shares	21
(o)	Notations and Exchanges	22
(p)	CUSIP and /SIN Numbers	22

SECTION 4.	RANKING	22

SECTION 5.	DIVIDENDS.	22

(a)	Generally	22
(b)	Participating Dividends	23
(c)	Treatment of Dividends Upon Repurchase or Conversion	24

SECTION 6.	RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.	25

(a)	Generally	25
(b)	Merger, Consolidation and Sale of Assets Deemed Not to Be a Liquidation	25

SECTION 7.	CHANGE OF CONTROL.	26

(a)	Change of Control Notice	26
(b)	Withdrawal of Change of Control Notice	26
(c)	Optional Repurchase or Conversion Right in Connection with a Change of Control	26

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SECTION 8.	OPTIONAL REPURCHASE RIGHT OF THE HOLDERS.	26

(a)	Optional Repurchase Right	26
(b)	Optional Repurchase Right in Connection with a Change of Control	27
(c)	Default Interest	27
(d)	Optional Repurchase Date	27
(e)	Optional Repurchase Price	27
(f)	Procedures to Exercise the Optional Repurchase Right	28
(g)	Payment of the Optional Repurchase Price	29

SECTION 9.	DIRECTOR NOMINATION RIGHT: VOTING RIGHTS	29

(a)	Right to Nominate Director	29
(b)	Voting and Consent Rights with Respect to Specified Matters	31
(c)	Right to Vote with Holders of Common Stock on an As-Converted Basis	33
(d)	Procedures for Voting and Consents	33

SECTION 10.	CONVERSION.	34

(a)	Generally	34
(b)	Conversion at the Option of the Holders	34
(c)	Mandatory Conversion at the Company’s Election	34
(d)	Conversion Procedures	36
(e)	Settlement upon Conversion	37
(f)	Conversion Price Adjustments	38
(g)	[Intentionally omitted]	41
(h)	Restriction on Conversions	42
(i)	Effect of Common Stock Change Event	43

SECTION 11.	CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.	45

(a)	Equitable Adjustments to Prices	45
(b)	Reservation of Shares of Common Stock	45
(c)	Status of Shares of Common Stock	45
(d)	Taxes Upon Issuance of Common Stock	46

SECTION 12.	CALCULATIONS.	46

(a)	Responsibility; Schedule of Calculations	46
(b)	Calculations Aggregated for Each Holder	46

SECTION 13.	TAX TREATMENT	46

SECTION 14.	NOTICES	46

SECTION 15.	NO OTHER RIGHTS	46

Exhibits

Exhibit A: Form of Convertible Preferred Stock Certificate	A-1
Exhibit B: Optional Conversion Notice	B-1
Exhibit C: Optional Repurchase Notice	C-1
Exhibit D: Form of Restricted Stock Legend	D-1

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Second Amended and Restated Certificate of Designations
Series A Convertible Preferred Stock

Comtech Telecommunications Corp., a Delaware corporation (the “Company”), does hereby certify the following:

The Board of Directors of the Company (the “Board of Directors”) previously adopted resolutions on October 17, 2021, designating and creating, out of the Two Million (2,000,000) authorized and unissued shares of preferred stock of the Company, One Hundred Twenty Five Thousand (125,000) authorized shares having a par value of $0.10 per share of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”;

WHEREAS, the Board of Directors previously designated on October 17, 2021 the Series A Convertible Preferred Stock and fixed the number of shares of such series, and fixed the voting rights, powers and preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions of such series, and the Board of Directors previously designated on October 17, 2021 that resolutions creating such series be set forth in a Certificate of Designations of Series A Convertible Preferred Stock (as amended by that certain Certificate of Correction of Certificate of Designations of Series A Convertible Preferred Stock, dated as of November 9, 2021, as amended and restated by that certain Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, dated as of November 30, 2022, and as further amended, amended and restated or supplemented from time to time, the “Existing Certificate of Designations”);

WHEREAS, the Board of Directors adopted resolutions on November 7, 2023 providing for the entry of the Company into that certain Third Amendment and Restatement Agreement, dated as of November 7, 2023 (the “Third Amendment and Restatement Agreement”), to the Second Amended and Restated Credit Agreement, dated as of November 30, 2022, which amended and restated that certain First Amended and Restated Credit Agreement dated as of October 31, 2018 (as amended by that certain First Amendment, dated as of December 6, 2018, that certain Second Amendment, dated as of January 14, 2021, and that certain Third Amendment, dated as of July 30, 2021), which amended and restated that certain Credit Agreement dated as of February 23, 2016 (as amended by that certain First Amendment, dated as of June 6, 2017, and that certain Consent and Waiver to Credit Agreement, dated as of September 5, 2017), by and among the Company, the lenders and issuing banks party thereto from time to time and Citibank, N.A., as administrative agent;

WHEREAS, in connection with the entry into the Third Amendment and Restatement Agreement, the Board of Directors desires to amend certain provisions of the Existing Certificate of Designations; and

WHEREAS, the Majority Holders (as defined below) have authorized, by written consent, effecting the amendment and restatement of the Existing Certificate of Designations as set forth in this Certificate of Designations (as defined below).

NOW, THEREFORE, IT BE RESOLVED that the Board of Directors does hereby amend and restate the Existing Certificate of Designations as follows:

SECTION 1.      DEFINITIONS.

“Acquisition” means the acquisition of any Person (including any division thereof) or business, or all, substantially all or a material portion of the assets of a Person, whether through the acquisition of assets, joint venture, equity acquisition, merger, consolidation or otherwise.

“Adjusted EBITDA” means, unless otherwise agreed in writing by the Company and Holders, voting exclusively as a single class, representing at least a majority of the outstanding shares of Convertible Preferred Stock, Adjusted EBITDA as defined in, and as calculated in a manner consistent with, the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, which calculation, for the avoidance of doubt, shall add back to net income all acquisition plan expenses (whether or not the related acquisition is consummated); provided, however, that (i) any operating income/loss contributions generated from any Acquisition, the closing of which occurs in the fiscal year ended July 31, 2022, will be disregarded in calculating Adjusted EBITDA, (ii) any gains, losses or profits realized from the sale, exchange or other disposition of any assets other than in the ordinary course of business consistent with past practice will be disregarded in calculating Adjusted EBITDA, and (iii) (1) proxy solicitation expenses in excess of customary expenses, and (2) expenses incurred in connection with (x) the termination of employment of the current Chief Executive Officer of the Company and (y) his service as a director of and/or consultant to, the Company following such termination, shall be added back to net income in calculating Adjusted EBITDA.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of September 26, 2017, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. For the avoidance of doubt, Capital Stock of the Company shall include any Dividend Junior Stock, Dividend Parity Stock, Dividend Senior Stock, Liquidation Junior Stock, Liquidation Parity Stock and Liquidation Senior Stock.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Second Amended and Restated Certificate of Designations, as amended, amended and restated or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, filed with the Secretary of States of the State of Delaware on August 18, 2006, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-a-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b); or

(c)            the Company or its stockholders adopt a plan relating to the liquidation or dissolution of the Company.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a

“beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.10 par value per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a)            either (i) each Conversion Share would be eligible to be offered, sold or otherwise transferred by the Holder of such share pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such Conversion Share by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable by the Holder to sell such Conversion Share continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the thirtieth (30th) calendar day after the date such Conversion Share is issued; provided, however, that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Conversion Shares; provided, further, that if a Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder;

(b)            each Conversion Share referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (I) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)            (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)            the Company has not delivered a notice pursuant to Section 7(a) with respect to an anticipated Change of Control (unless such notice has been subsequently withdrawn pursuant to Section 7(b)); and

(e)            with respect to any Holder, the Company shall not have provided such Holder information that, at the time such Common Stock Liquidity Condition is determined, constitutes material non-public information under the U.S. federal securities laws regarding the Company.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” initially means, with respect to any Convertible Preferred Stock issued on or about the Initial Issue Date, $24.50, and with respect to any Convertible Preferred Stock issued on any Subsequent Issue Date, $32.00; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f); provided, further, that the Conversion Price with respect to any Convertible Preferred Stock issued on or about the Initial Issue Date shall be adjusted to $26.00 on the Filing Date in the event Fiscal 2022 Adjusted EBITDA is equal to or greater than $76,000,000, unless the Company has breached Section 4.10 of the Subscription Agreement and Fiscal 2022 Adjusted EBITDA would have been less than $76,000,000 but for such breach. Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Credit Agreement” means (a) the Existing Credit Agreement, as such agreement may hereafter be amended, restated or replaced (the “2023 Credit Agreement”), and (b) any credit agreements hereinafter entered into with respect to the refinancing of the Company’s secured indebtedness under the 2023 Credit Agreement or any subsequent refinancing thereof.

“Current Dividend Rate” means a $0.10 per share dividend per quarter, payable to holders of shares of Common Stock.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CMTL UW” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Board of Directors selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(3).

“Depositary” means The Depository Trust Company or its successor.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Parity Stock” means any class or series of the Company’s or its Subsidiaries’ stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)            in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per share of Common Stock; and

(b)            in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i)            numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii)            denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w)            for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x)            for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(t)(i)(3) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity Linked Securities;

(y)            for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)            the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Cap” has the meaning set forth in Section 10(h)(i).

“Exchange Cap Allocation” has the meaning set forth in Section 10(h)(i).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Conversion Shares” has the meaning set forth in Section 8(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Company’s issuance or grant of shares of Common Stock or options to purchase shares Common Stock, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans (i) in existence as of the Initial Issue Date, or (ii) approved or amended by a majority of the independent members of the Board of Directors, or (iii) assumed by the Company or any of its Subsidiaries in connection with a transaction approved by a majority of the independent members of the Board of Directors; (b) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities, subject to customary adjustment provisions, as in effect on the Initial Issue Date; (c) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; (d) the Company’s issuance of the Convertible Preferred Stock pursuant to the Subscription Agreement and any shares of Common Stock upon conversion of the Convertible Preferred Stock issued thereunder; (e) the Company’s issuance of securities pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock, whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions; (f) the Company’s issuance of securities pursuant to the Company’s employee stock purchase plan; (g) the Company’s issuance of rights to acquire securities pursuant to any stockholder rights plan approved by a majority of the independent members of the Board of Directors. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Existing Certificate of Designations” has the meaning set forth in the preamble.

“Existing Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of November 7, 2023, by and among the Company and the lenders party thereto in effect as of November 7, 2023, including, for the avoidance of doubt, any extension thereof on the same terms.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(2).

“Filing Date” means the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 (or if the Company is not then subject to the reporting requirements of the Exchange Act, the date that the Company reports Fiscal 2022 Adjusted EBITDA to the Holders).

“Final Exchange Cap” has the meaning set forth in Section 10(h)(i).

“Fiscal 2022 Adjusted EBITDA” means Adjusted EBITDA as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 (or if the Company is not then subject to the reporting requirements of the Exchange Act, as reported by the Company to the Holders within seventy-five (75) days following July 31, 2022).

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Exchange Cap” has the meaning set forth in Section 10(h)(i).

“Initial Issue Date” means October 19, 2021.

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

“Investors” shall have the meaning set forth in the Subscription Agreement.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Liquidation Junior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.

“Liquidation Parity Stock” means any class or series of the Company’s or its Subsidiaries’ stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s or such Subsidiary’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(a)(ii)(l).

“Liquidation Senior Stock” means any class or series of the Company’s or its Subsidiaries’ stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s or such Subsidiary’s liquidation, dissolution or winding up.

“Majority Holders” has the meaning set forth in Section 9(a)(i).

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Corporate Secretary, or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B.

“Optional Repurchase” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Optional Repurchase Date” means the date fixed, pursuant to Section 8(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to an Optional Repurchase.

“Optional Repurchase Notice” means a notice (including a notice substantially in the form of the “Optional Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Optional Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Optional Repurchase, calculated pursuant to Section 8(e).

“Optional Repurchase Right” has the meaning set forth in Section 8(a).

“Optional Repurchase Trigger Date” means October 19, 2026.

“Ordinary Recurring Dividends” has the meaning set forth in Section 5(b)(ii).

“Ownership Limitation” has the meaning set forth in Section 10(h).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Permitted Transferees” means (i) any investment fund, investment vehicle or account Controlled by any Holder or any Affiliate thereof, or (ii) any shareholder, limited partner, limited liability company member, other equity holder or Affiliate of any Holder or any such investment fund, investment vehicle or account thereof as a result of any distribution.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock Director” has the meaning set forth in Section 9(a)(i).

“Preferred Stock Director Nomination Right Condition” has the meaning set forth in Section 9(a)(i).

“Preferred Stock Nominee” has the meaning set forth in Section 9(a)(i).

“Public Announcement” means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Qualified Offering” means an offering of any shares of Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, in each case for the primary purpose of raising equity capital, whether pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) or an exemption from the registration requirement under the Securities Act.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th September 30th and December 31st of each year, beginning on December 31, 2021 (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means 6.50% per annum, subject to increase pursuant to Section 8(c).

“Regular Dividend Record Date” has the following meaning: (a) March 15th in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th in the case of a Regular Dividend Payment Date occurring on June 30th (c) September 15th in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Related Party Transaction” means any transaction for which disclosure is required pursuant to 17 CFR § 229.404, other than arrangements entered into between the Company and Fred Kornberg, the Company’s current Chief Executive Officer, relating to his employment by, or his service as a director of or consultant to, the Company, as approved by the compensation committee of the Company’s Board of Directors and in accordance with any related party transaction policies of the Company then in effect.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Subscription Agreement” means the Subscription Agreement, dated as of October 18, 2021, by and among the Company and the Investors, as the same may be amended, supplemented or restated in accordance with its terms.

“Subsequent Issue Date” means each date (if any) the Additional Convertible Preferred Shares (as defined in the Subscription Agreement) are issued to the Investors in accordance with the terms of the Subscription Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successive Conversion Period” means the period beginning upon receipt by the Holders of a notice of a Change of Control and ending on the first year anniversary of the consummation of the Change of Control.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(2).

“Third Amendment and Restatement Agreement” has the meaning set forth in the preamble.

“Total Subscription Shares” means the number of shares of Convertible Preferred Stock issued on or about the Initial Issue Date plus the number of shares of Convertible Preferred Stock issued on each Subsequent Issue Date, if any.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Company or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)            (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that such Security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.

“Voting Right Expiration Date” means the date that is on the earliest of (a) October 19, 2026, (b) the date on which the Investors (or their Permitted Transferees) no longer own beneficially and of record either (x) at least fifty percent (50%) of the Total Subscription Shares (counting in the numerator, for such purpose, any shares of Convertible Preferred Stock previously held by the Investors (or their Permitted Transferee) that were subsequently converted into Conversion Shares pursuant to a Mandatory Conversion, for so long as the Investors (or their Permitted Transferees) continue to hold such underlying Conversion Shares) or (y) at least seventy-five percent (75%) of the Total Subscription Shares (counting in the numerator, for such purpose, any shares of Convertible Preferred Stock previously held by the Investors (or their Permitted Transferee) that were subsequently converted into Conversion Shares pursuant to a Mandatory Conversion or an Optional Conversion, for so long as the Investors (or their Permitted Transferees) continue to hold such underlying Conversion Shares), and (c) a breach of Section 4.5(b) of the Subscription Agreement.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Issuance Price” has the meaning set forth in Section 10(f)(i)(3).

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 2.      RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)            the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f)            “herein,” “hereof’ and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(g)            references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(h)            the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

SECTION 3.      THE CONVERTIBLE PREFERRED STOCK.

(a)            Designation; Par Value. A series of stock of the Company titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the Two Million (2,000,000) authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.10 per share.

(b)            Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is One Hundred Twenty Five Thousand (125,000).

(c)            Form, Dating and Denominations.

(i)            Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)            Certificates.

(1)            Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(2)            Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii)            No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)            Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)            Method of Payment; Delay When Payment Date is Not a Business Day; Withholding.

(i)            Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by wire transfer to an account of any Holder within the United States, so long as such Holder has delivered wire instructions to the Company no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided, however, that if such Holder has failed to timely deliver such wire instructions, then the Company will pay all such cash amounts by check issued in the name of the Holder thereof.

(ii)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(iii)            Withholding. The Company or any paying agent of the Company shall be entitled to deduct and withhold on all payments (or deemed payments) and distributions (or deemed distributions) on the Convertible Preferred Stock to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority with respect to any amounts required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a share of Convertible Preferred Stock, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such share of Convertible Preferred Stock.

(e)            Transfer Agent; Register. The Company or any of its Subsidiaries may act as the Transfer Agent. The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)            Legends.

(i)            Restricted Stock Legend.

(1)            Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)            If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)            Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)            Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)            Legends on Conversion Shares.

(1)            Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)            Notwithstanding anything to the contrary in Section 3(f)(iv)(l), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(l) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g)            Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)            Provisions Applicable to All Transfers and Exchanges.

(1)            Generally. Subject to this Section 3(g) and Section 4.3 of the Subscription Agreement, Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company will direct that each such transfer or exchange to be recorded in the Register.

(2)            No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(3)            No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)            Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)            Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will direct such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)            Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)            that has been surrendered for conversion; or

(2)            as to which an Optional Repurchase Notice has been duly delivered pursuant to Section 8(f), except to the extent that the Company fails to pay the related Optional Repurchase Price when due.

(h)            Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased.

(i)            Partial Conversions or Repurchases of Convertible Preferred Stock. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to an Optional Repurchase, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will direct such Certificate to be exchanged for (1) one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f), and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)            Cancellation of Convertible Preferred Stock that Is Converted or Repurchased. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to an Optional Repurchase, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(1); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)            Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j)            Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)            Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)            Cancellation. The Company may at any time deliver Convertible Preferred Stock that any Holder has surrendered to the Company to the Transfer Agent for cancellation. The Company will direct the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)            Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(o) and 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)            Outstanding Shares.

(i)            Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(1); (2) paid in full upon their conversion or repurchase in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Section 3(n).

(ii)            Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date (without limiting the Company’s obligations pursuant to Section 5(c)); and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(c)).

(iv)            Shares to Be Repurchased Pursuant to an Optional Repurchase. If, on an Optional Repurchase Date, the Company holds consideration in kind and amount that is sufficient to pay the aggregate Optional Repurchase Price due on such date, then (unless there occurs a default in the payment of the Optional Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Optional Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(c)).

(o)            Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement or waiver.

(p)            CUSIP and /SIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

SECTION 4.      RANKING. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

SECTION 5.      DIVIDENDS.

(a)            Generally.

(i)            Regular Dividends.

(1)            Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or whether or not funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(l)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate on a daily basis from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2)            Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360- day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii)            Method of Payment; Payments in Kind.

(1)            Generally. As of the Close of Business on any Regular Dividend Payment Date the dollar amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date (expressed as an amount per share of Convertible Preferred Stock) will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time; provided, however, that such addition shall not occur nor be required if as of the Close of Business on such Regular Dividend Payment Date, the Company, in its sole and absolute discretion, has paid in cash the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date.

(2)            Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(l) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)            Participating Dividends.

(i)            Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock in the form and manner set forth below (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (I) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) subject to the last sentence of this Section 5(b)(i), the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (I) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date). With respect to any Common Stock Participating Dividend that is in the form of cash, in lieu of cash payment thereof, as of the Close of Business on the payment date for such Common Stock Participating Dividend, the dollar amount of any such Common Stock Participating Dividend (expressed as an amount per share of Convertible Preferred Stock) will (without duplication) be added, effective immediately before the Close of Business on such payment date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.

(ii)            Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of (A) any dividends on Common Stock in the ordinary course consistent with past practice on a quarterly basis in an amount not to exceed the Current Dividend Rate (“Ordinary Recurring Dividends”), or (B) a Common Stock Change Event or an event for which an adjustment to the Conversion Price is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(l), as to which Section 10(i) or Section 10(f)(i)(l), respectively, will apply.

(c)            Treatment of Dividends Upon Repurchase or Conversion. If the Optional Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Optional Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Section 5(c), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Optional Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Optional Repurchase Price or Conversion Consideration, as applicable.

SECTION 6.      RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)            Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)            the sum of:

(1)            the Liquidation Preference per share of Convertible Preferred Stock; and

(2)            all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii)            the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)            Merger, Consolidation and Sale of Assets Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

SECTION 7.      CHANGE OF CONTROL.

(a)            Change of Control Notice. On or before the twentieth (20th) Business Day before the effective date (or anticipated effective date) of a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), the Company will send to each Holder a notice of such Change of Control (either concurrently with or after the Public Announcement of the same information) containing the following information:

(1)            a brief description of the events causing such Change of Control;

(2)            the effective date (or anticipated effective date) of such Change of Control;

(3)            the Optional Repurchase Price per share of Convertible Preferred Stock, assuming for such purpose that the Optional Repurchase Date is the effective date (or anticipated effective date) of such Change of Control; and

(4)            the Conversion Price in effect on the date of such notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control.

(b)            Withdrawal of Change of Control Notice. If the underlying Change of Control has been terminated or cancelled and the Company has previously delivered a notice pursuant to Section 7(a) with respect to such Change of Control, the Company shall withdraw such notice by delivering a written notice of withdrawal to the Holders at any time before the effective date (or anticipated effective date) of such Change of Control that was previously contained in such original notice.

(c)            Optional Repurchase or Conversion Right in Connection with a Change of Control. Prior to the consummation of any Change of Control, each Holder shall have the right (i) subject to Section 10(b)(iii), to exercise an Optional Conversion in respect of any and all of its Convertible Preferred Stock prior to or contingent upon the consummation of such Change of Control or (ii) subject to Section 8(b) (or Section 8(a)(ii), as applicable) to exercise an Optional Repurchase Right in respect of any and all of its Convertible Preferred Stock (A) contingent upon the consummation of such Change of Control or (B) if after the Optional Repurchase Trigger Date, at any time prior to the consummation of such Change of Control. The Holders and the Company agree that following the exercise by the Holders of an Optional Repurchase Right pursuant to the preceding sentence, any obligation of the Company to pay the Optional Repurchase Price to the Holders is and shall be subordinate in right of payment to the prior indefeasible payment in full in cash of the Loan Document Obligations (as defined in the Existing Credit Agreement). Unless and until the Loan Document Obligations (as defined in the Existing Credit Agreement) shall have been paid in full, the LC Exposure (as defined in the Existing Credit Agreement) shall have been reduced to zero and the Commitments (as defined in the Existing Credit Agreement) shall have been terminated, no payment of any kind or character may be made to or received by the Holders, whether in cash or other property (excluding, for the avoidance of doubt, any Conversion Shares issued upon any accompanying conversion) and including by way of set-off, in respect of the Optional Repurchase Right exercised, as applicable, in accordance with this Section 7(c) (and the holders of such Loan Document Obligations are hereby designated as intended third party beneficiaries of the foregoing).

SECTION 8.      OPTIONAL REPURCHASE RIGHT OF THE HOLDERS.

(a)            Optional Repurchase Right. Subject to the other terms of this Section 8, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on an Optional Repurchase Date occurring either (i) on or after the Optional Repurchase Trigger Date (determined pursuant to Section 8(d)) or (ii) at any time after the date that is 91 days after the Latest Maturity Date (as defined in the Existing Credit Agreement, without giving effect to any extension thereof) in connection with a conversion of Convertible Preferred Stock (or, subject to Section 7(c), any such conversion in connection with a Change of Control, whenever occurring) pursuant to which the number of Conversion Shares issuable upon such conversion is limited by operation of Section 10(h)(i)(2) (such number of Conversion Shares that cannot be issued due to the operation of Section 10(h)(i)(2) being the “Excess Conversion Shares”), in each case for a cash purchase price equal to the Optional Repurchase Price.

(b)            Optional Repurchase Right in Connection with a Change of Control. Subject to Section 7(c) and the other terms of this Section 8, each Holder shall also be able to exercise the Optional Repurchase Right to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on an Optional Repurchase Date occurring on the date of the consummation of a Change of Control (whether before or after the Optional Repurchase Trigger Date) for a cash purchase price equal to the Optional Repurchase Price. A Holder delivering an Optional Repurchase Notice pursuant to this Section 8(b) (or Section 8(a)(ii) to the extent applicable) in connection with a Change of Control shall specify in such Optional Conversion Notice that its election to effect such Optional Repurchase is contingent upon the consummation of such Change of Control. Any such Optional Repurchase shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is not consummated, such Optional Repurchase Notice shall be deemed to be withdrawn.

(c)            Default Interest. In the event the Company fails to timely pay the Optional Repurchase Price in respect of any shares of Convertible Preferred Stock in connection with the exercise of any Optional Repurchase Right by a Holder pursuant to Section 8(a) or Section 8(b) in addition to any other rights or remedies such Holder may have under applicable law, the Regular Dividend Rate with respect to any such shares of Convertible Preferred Stock that have not been repurchased as required by Section 8(a) or Section 8(b), as applicable, shall be increased by 2.00% to 8.50% per annum from and after the date of such breach.

(d)            Optional Repurchase Date. The Optional Repurchase Date for the Optional Repurchase of any share of Convertible Preferred Stock will be (i) in the case of an Optional Repurchase pursuant to Section 8(a), the tenth (10th) Business Day after the date the Holder of such share has duly delivered the Optional Repurchase Notice relating to such share to the Company pursuant to Section 8(f); provided, however, that the Optional Repurchase Date will in no event be before the Optional Repurchase Trigger Date or (ii) in the case of an Optional Repurchase pursuant to Section 8(b), the date of the consummation of the Change of Control.

(e)            Optional Repurchase Price. The Optional Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon an Optional Repurchase is:

(i)            in the case of an Optional Repurchase pursuant to Section 8(a)(i) or Section 8(b), an amount in cash equal to the Liquidation Preference of such share at the Close of Business on the Optional Repurchase Date for such Optional Repurchase plus accumulated and unpaid Regular Dividends on such share from, and including, the last date on which Regular Dividends have been paid thereon (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, such Optional Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Optional Repurchase Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Optional Repurchase, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the Optional Repurchase Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(b)(i) will be included in the Optional Repurchase Price); or

(ii)            in the case of an Optional Repurchase pursuant to Section 8(a)(ii), an amount in cash equal to the number of Excess Conversion Shares multiplied by the Last Reported Sale Price of Common Stock on the applicable Conversion Date.

(f)            Procedures to Exercise the Optional Repurchase Right.

(i)            Delivery of Optional Repurchase Notice and Shares of Convertible Preferred Stock to be Repurchased. To exercise its Optional Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Company:

(1)            a duly completed, written Optional Repurchase Notice with respect to such share(s); and

(2)            such share(s), duly endorsed for transfer;

provided, however, that, with respect to any Optional Repurchase pursuant to Section 8(a)(i), no such Optional Repurchase Notice may be delivered before, and each purported delivery of an Optional Repurchase Notice will be deemed null and void if delivered before, the tenth (10th) Business Day before the Optional Repurchase Trigger Date.

(ii)            Contents of Optional Repurchase Notices. Each Optional Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates;

(2)            the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number;

(3)            that such Holder is exercising its Optional Repurchase Right with respect to such share(s); and

(4)            if applicable, that such Holder is exercising its Optional Repurchase Right pursuant to Section 8(b) in connection with a Change of Control, in which case such Optional Conversion Notice shall specify that such Holder’s election to effect such Optional Repurchase is contingent upon the consummation of such Change of Control.

(iii)            Delivery of Optional Repurchase Notice is Irrevocable. Once delivered in accordance with this Section 8(f), an Optional Repurchase Notice will be irrevocable subject to Section 8(b) (in the case of an Optional Repurchase pursuant to Section 8(b) in connection with a Change of Control).

(g)            Payment of the Optional Repurchase Price. Subject to Section 7(c) and Section 8(c), the Company will cause the Optional Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to an Optional Repurchase to be paid to the Holder thereof on or before the later of (i) the applicable Optional Repurchase Date; and (ii) the second Business Day after the date any Physical Certificate representing such share is delivered to the Company.

SECTION 9.      DIRECTOR NOMINATION RIGHT: VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)            Right to Nominate Director.

(i)            Generally. For so long as the Investors (or their Permitted Transferees) own beneficially and of record at least fifty percent (50%) of the Total Subscription Shares (counting in the numerator, for such purpose, any shares of Convertible Preferred Stock previously held by the Investors (or their Permitted Transferees) that were subsequently converted into Conversion Shares pursuant to a Mandatory Conversion or an Optional Conversion, for so long as the Investors (or their Permitted Transferees) continue to own beneficially and of record such underlying Conversion Shares) and there has not occurred a breach of Section 4.5(b) of the Subscription Agreement (the “Preferred Stock Director Nomination Right Condition”), the Investors representing at least a majority of the outstanding shares of Convertible Preferred Stock then outstanding (the “Majority Holders”) will have the right, exercisable by written consent of the Majority Holders to nominate one (I) person to serve on the Board of Directors (such nominee, the “Preferred Stock Nominee”, and such director, the “Preferred Stock Director”). The initial Preferred Stock Nominee shall be nominated by the Majority Holders no later than the date that is six months after the Initial Issue Date. Promptly following such initial nomination, the Board of Directors shall (1) if there is no vacancy on the Board of Directors at such time, expand the size of the Board of Directors to create a vacancy, and (2) appoint the Preferred Stock Nominee to the Board of Directors for a term expiring at the next succeeding annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified. For so long as the Preferred Stock Director Nomination Right Condition continues to be satisfied, the Company shall nominate the Preferred Stock Nominee as designated by the Majority Holders in writing for election (or re-election, as applicable) as a director at the end of each term of the Preferred Stock Director as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board of Directors. At such time as the Preferred Stock Director Nomination Right Condition is no longer satisfied, the Preferred Stock Director shall offer in writing to resign from the Board of Directors and any committees thereof effective as of a date within thirty (30) days after the first date that the Preferred Stock Director Nomination Right Condition is no longer satisfied, and, from and after such date, neither the Investors (nor their Permitted Transferees) shall have any rights under this Section 9(a).

(ii)            Removal and Vacancies of the Preferred Stock Director.

(1)            [Reserved].

(2)            Filling Vacancies. At all times when the Preferred Stock Director Nomination Right Condition is satisfied, a vacancy in the office of the Preferred Stock Director (other than vacancies before the initial election and designation of the Preferred Stock Director) shall only be filled by the written consent of the Majority Holders and the Company shall cause such Preferred Stock Nominee to fill such resulting vacancy.

(iii)            Preferred Stock Director Qualifications. Each Preferred Stock Nominee, including any Preferred Stock Nominee filling a vacancy in the office the Preferred Stock Director, shall (1) meet all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company, including the Company’s Standards of Business Conduct and Corporate Governance Guidelines, and (2) make himself or herself reasonably available for interviews and consent to such reference and background checks or other investigations as the Board of Directors may reasonably request (and consistent with those performed on other directors of the Company) to determine the Preferred Stock Nominee’s eligibility and qualification to serve as a director of the Company. No Preferred Stock Nominee shall be eligible to serve on the Board of Directors if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, is a “Bad Actor” as defined in Rule 506(d)(l )(i)-(viii) promulgated under the Securities Act or is subject to any judgment prohibiting service as a director of any public company. As a condition to any Preferred Stock Nominee’s election to the Board of Directors or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Preferred Stock Nominee must provide to the Company: (A) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors and candidates for directors in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards, in each case, relating to the Preferred Stock Nominee’s election as a director of the Company or the Company’s operations in the ordinary course of business; (B) all information reasonably requested by the Company in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Preferred Stock Nominee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business; (C) an undertaking in writing (in a form provided by the Secretary of the Company) by the Preferred Stock Nominee to be subject to, bound by and duly comply with the Company’s Corporate Governance Guidelines and Standards of Business Conduct, with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board of Directors, and do not by their terms materially, adversely and disproportionately impact the Preferred Stock Nominee relative to all other directors; and (D) an undertaking to immediately resign, at the request of the Board of Directors made at such time as the Preferred Stock Director Nomination Right Condition is no longer satisfied, from the Board of Directors and any committees thereof effective as of the first date the Preferred Stock Director Nomination Right Condition is no longer satisfied.

(b)            Voting and Consent Rights with Respect to Specified Matters.

(i)            From the Initial Issue Date until the Voting Right Expiration Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, amendment to the Certificate of Incorporation or other organizational documents or otherwise) without, the prior affirmative vote or written consent of Holders (solely in the case of clause (10) below, not be unreasonably withheld), voting exclusively as a single class, representing at least a majority of the outstanding shares of Convertible Preferred Stock:

(1)            authorization or creation, or increase in the authorized number of shares of, any class or series of, or any Equity-Linked Security or other equity interest convertible into, any Capital Stock of the Company or any of its Subsidiaries other than in connection solely with any Exempt Issuance or issuance that is subject to the provisions of Section 10(f)(i)(l);

(2)            issuance of any shares of Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, other than any Exempt Issuance or issuance that is subject to the provisions of Section 10(f)(i)(l);

(3)            amendment, alteration, repeal or other modification to any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Convertible Preferred Stock; provided, however, that (i) any increase in the amount of the authorized Common Stock, and (ii) any amendment to the Certificate of Incorporation and any certificate of designations (but excluding this Certificate of Designations) (x) to implement any Exempt Issuance or issuance that is subject to the provisions of Section 10(f)(i)(l), or (y) necessary to implement a merger or consolidation that constitutes a Common Stock Change Event effected in compliance with the terms of this Certificate of Designations, will not be deemed to adversely affect the powers, preferences, rights or privileges of the Convertible Preferred Stock;

(4)            any Related Party Transaction to be entered into after October 18, 2021;

(5)            declaration or payment of any dividends or distributions, other than the declaration or payment of Ordinary Recurring Dividends in respect of Common Stock or Regular Dividends in respect of Convertible Preferred Stock, and any dividends or distributions that are subject to the provisions of Section 10(f)(i)(l);

(6)            repurchase or redemption of any Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, other than (A) repurchases of Convertible Preferred Stock pursuant to the terms of this Certificate of Designations, (B) the repurchase of up to $25,000,000 of shares of Common Stock in the aggregate by the Company as described in the Company’s public statements made in connection with the announcement of the transactions contemplated by the Subscription Agreement, (C) pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act, (D) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards, (E) repurchases of any equity-based awards (including restricted stock units) issued to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date, and (F) in connection with any stockholder rights plan;

(7)            exchange, reclassification or cancellation of any Capital Stock of the Company or any of its Subsidiaries, or any Equity-Linked Security or other equity interest convertible into any Capital Stock of the Company or any of its Subsidiaries, other than pursuant to a Common Stock Change Event effected in compliance with the terms of this Certificate of Designations;

(8)            sale, disposition, lease, license, spin-off, split-off or other transfer or divestiture of any businesses, business units or assets of the Company or any of its Subsidiaries (including the Capital Stock of any Subsidiary or other entity), in each case, in any transaction or series of related transactions involving consideration having a fair value in excess of $75,000,000 (as determined in good faith by the Board of Directors), other than a transaction that constitutes a Change of Control;

(9)            incurrence of any secured indebtedness for borrowed money unless permitted under the Credit Agreement (without giving effect to any consent or waiver made by the lenders thereunder);

(10)            incurrence of unsecured indebtedness for borrowed money or issuance of any Disqualified Equity Interest (as defined in the Credit Agreement), except for (x) any existing operating leases or operating leases entered into in the ordinary course of business substantially consistent with past practice, or (y) any unsecured indebtedness that is assumed in connection with a Permitted Acquisition under and as defined in the Credit Agreement;

(11)            amend, restate or replace the Existing Credit Agreement on terms and conditions that, taken as a whole, are (A) materially different from the Existing Credit Agreement or (B) adversely affect the ability of the Company to perform its obligations in connection with any Optional Repurchase pursuant to Section 8(a)(i) or Section 8(a)(ii) of this Certificate of Designations from and after the dates specified therein (for the avoidance of doubt, without giving effect to any extension of the Existing Credit Agreement), it being understood, however, that an extension of the Existing Credit Agreement on the same terms shall not require consent hereunder for so long as clause (B) is complied with;

(12)            agree or consent to any of the actions prohibited by this Section 9(b)(i).

(c)            Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 9(c) will not be limited or eliminated by the provisions in Section 10(h).

(d)            Procedures for Voting and Consents.

(i)            Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of Preferred Stock Directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(c), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(c).

(ii)            Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)            [Reserved].

(iv)            Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

SECTION 10.      CONVERSION.

(a)            Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)            Conversion at the Option of the Holders.

(i)            Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at or following the earlier to occur of (x) the later of (A) the first anniversary of the Initial Issue Date and (B) the Filing Date, and (y) immediately prior to (and conditioned upon) the consummation of a Change of Control; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)            Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii)            Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder in connection with a Change of Control may specify in such Optional Conversion Notice that its election to effect such conversion (as well as any accompanying exercise of the Optional Repurchase Right with respect to any Excess Conversion Shares pursuant to Section 8(a)(ii)) is contingent upon the consummation of such Change of Control, in which case such Optional Conversion shall not occur until such time as is immediately prior to (and subject to) the consummation of such Change of Control, and if such Change of Control is not consummated, such Optional Conversion Notice shall be deemed to be withdrawn.

(c)            Mandatory Conversion at the Company’s Election.

(i)            Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the third (3rd) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred seventy five percent (175%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion; provided that, in the event any shares of Convertible Preferred Stock are held by any Holder other than the Investors and their respective Permitted Transferees, the reference above to “one hundred seventy five percent (175%)” shall be to “one hundred seventy five percent (150%)” solely with respect to any such shares.

(ii)            Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Optional Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(a) or Section 8(b).

(iii)            Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)            Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice. Such Mandatory Conversion Notice must state:

(1)            that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;

(2)            the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)            that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date;

(4)            the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and

(5)            the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(v)            Selection and Optional Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversion. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then:

(1)            the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Company pro rata; and

(2)            if only a portion of the Convertible Preferred Stock is subject to Mandatory Conversion and a portion of such Convertible Preferred Stock is subject to Optional Conversion, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was subject to Mandatory Conversion.

(d)            Conversion Procedures.

(i)            Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)            Requirements for Holders to Exercise Optional Conversion Right.

(1)            Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s), if any, representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.

(2)            Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            Treatment of Accumulated Regular Dividends upon Conversion.

(1)            No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii)(l) and 10(e)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2)      (2)      Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iv)            When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)            Settlement upon Conversion.

(i)            Generally. Subject to Section 5(c), Section 10(e)(ii), Section 10(h) and Section 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock from, and including, the last date on which Regular Dividends have been paid thereon (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii)            Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(2) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)            Conversion Price Adjustments.

(i)            Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)            Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CPo	= the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	= the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

Oso	= the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	= the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(l) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)            Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act, ), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer differs from the average of the Daily VWAP for each of the ten (I 0) consecutive VWAP Trading Days commencing on, and including, the VWAP Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Date”), then the Conversion Price will be adjusted based on the following formula:

where:

CPo	= the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1	= the Conversion Price in effect immediately after the Expiration Time;

SP	= the average of the Daily VWAP for each of the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OSo	= the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	= the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

= the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(3)            Degressive Issuances. Subject to Section 10(h), if, on or after the Initial Issue Date the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, other than in a Qualified Offering, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(3)) as of the date of the issuance or sale of such shares or Equity Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:

CP	= such Conversion Price;

OS	= the number of shares of Common Stock outstanding immediately before such Degressive Issuance;

EP	= the Effective Price per share of Common Stock in such Degressive Issuance;

and

X	= the sum, without duplication, of(x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that (A) the Conversion Price will not be adjusted pursuant to this Section 10(f)(i)(3) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(3) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(3)); and (C) in no event will the Conversion Price be increased pursuant to this Section 10(f)(i)(3). For purposes of this Section 10(f)(i)(3), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price.

(ii)            No Adjustments in Certain Cases.

(1)            Certain Events. Without limiting the operation of Sections 5(a)(ii)(l) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:

(A)            except as otherwise provided in Section 10(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)            except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)            except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)            except as provided in Section 10(f)(i)(3), the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E)            solely a change in the par value of the Common Stock.

(iii)            Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (I) when all such deferred adjustments would result in a change of at least one percent (I%) to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the date of an Optional Repurchase Notice for any Optional Repurchase; and (4) the occurrence of any vote of the stockholders of the Company.

(iv)            Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(v)            Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (I) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vi)            Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vii)            Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will, as soon as reasonably practicable (and, if such information constitutes material non-public information under U.S. federal securities laws, either concurrently with or after Public Announcement of the same information) and no later than ten (I 0) Business Days after the date of such effectiveness, send notice to the Holders containing (I) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)            [Intentionally omitted].

(h)            Restriction on Conversions.

(i)            Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations and, except with respect to the Conversion Shares resulting from a Mandatory Conversion as to which the restrictions in Section I0(h)(l) shall not apply, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery or conversion would result in:

(1)            such Holder, either alone or as a part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) “beneficially owning” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of nine and ninety-nine hundredths percent (9.99%) of the then outstanding shares of Common Stock (the “Ownership Limitation”); provided that the Ownership Limitation shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule l 3d-l(i) promulgated under the Exchange Act; provided, further that, a Holder may include in the Optional Conversion Notice that is delivered to the Company in connection with a Change of Control that such Holder is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Holder to the Company) from time to time as determined by such Holder at any time during the Successive Conversion Period (each such conversion being subject to the Ownership Limitation); or

(2)            the issuance of Conversion Shares that would, together with any and all other Conversion Shares issued pursuant hereto, exceed nineteen and ninety-nine one hundredths percent (19.99%) of the issued and outstanding shares of Common Stock as of October 18, 2021 (the “Exchange Cap”).

For purposes hereof, in determining the number of outstanding shares of Common Stock for purposes of clause (!) above, the Holders may rely on (I) the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Company with the Commission subsequent thereto, (II) a more recent public announcement by the Company, or (III) a written confirmation by the Company or the Transfer Agent, within two (2) Trading Days following a written request from a Holder, of the number of shares of Common Stock then outstanding. With prior written consent of the applicable Holder, the provisions of this Section 10(h)(i) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10(h)(i) to correct all or any portion hereof which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

For purposes of Section 10(h)(i)(2), (x) from and after the Initial Issue Date until the date that no Optional Shares (as defined in the Subscription Agreement) remain issuable pursuant to the Subscription Agreement, no initial Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Convertible Preferred Stock issued to such initial Holder pursuant to the Subscription Agreement on the Initial Issue Date and the denominator of which is the aggregate number of all shares of Convertible Preferred Stock issued to the initial Holders pursuant to the Subscription Agreement on such Initial Issue Date (with respect to each initial Holder, the “Initial Exchange Cap Allocation”) and (y) from and after the date that no Optional Shares remain issuable pursuant to the Subscription Agreement, no initial Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Convertible Preferred Stock issued such initial Holder pursuant to the Subscription Agreement on the Initial Issue Date and the Optional Share Purchase Closing Date with respect to such initial Holder, if any, and the denominator of which is the aggregate number of all shares of Convertible Preferred Stock issued to the initial Holders pursuant to the Subscription Agreement on such Initial Issue Date and the Optional Share Purchase Closing Dates with respect to the initial Holders. if any (with respect to each initial Holder, the “Final Exchange Cap Allocation” and together with the Initial Exchange Cap Allocation, as applicable, the “Exchange Cap Allocation”). In the event that any initial Holder of shares of Convertible Preferred Stock shall sell or otherwise transfer any of such Holder’s Convertible Preferred Stock, the transferee shall be allocated a pro rata portion of such initial Holder’s Exchange Cap Allocation with respect to such portion of such Convertible Preferred Stock transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. The foregoing shall apply similarly and equally to successive transfers of Convertible Preferred Stock.

(i)            Effect of Common Stock Change Event.

(i)            Generally. If there occurs any:

(1)            recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or classes of securities;

(2)            consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)            sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)            other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)            from and after the effective time of such Common Stock Change Event, each share of Convertible Preferred Stock will remain outstanding (unless otherwise converted or repurchased in accordance with the terms hereof) and (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)            for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)            Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)            Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)            Notice of Common Stock Change Event. The Company will provide notices of each Common Stock Change Event to Holders (and, if such information constitutes material non-public information under U.S. federal securities laws, either concurrently with or after Public Announcement of the same information) no later than (A) twenty (20) Business Days prior to the anticipated effective date of any Common Stock Change Event and (B) the second (2nd) Business Day after the effective date of the Common Stock Change Event, together with a description of the kind and amount of the cash, securities or other property that constitutes the Reference Property.

(v)            Successive Common Stock Change Events. The above provisions of this Section 10 shall similarly apply to successive Common Stock Change Events.

SECTION 11.      CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a)            Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)            Reservation of Shares of Common Stock. For so long as the Convertible Preferred Stock remains outstanding, the Company will keep reserved, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion in full of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)            Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)            Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

SECTION 12.      CALCULATIONS.

(a)            Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)            Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

SECTION 13.      TAX TREATMENT. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section l.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

SECTION 14.      NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

SECTION 15.      NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law. Without limiting the generality of the immediately preceding sentence, (a) the Holders shall not have any preemptive rights, (b) except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual, and (c) shares of Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
Name: Michael A. Bondi
Title: Chief Financial Officer

Signature Page to Second Amended and Restated Certificate of Designations

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE

Comtech Telecommunications Corp.
Series A Convertible Preferred Stock

[Certificate No.: [_]]	No. Shares*[_]]

Comtech Telecommunications Corp., a Delaware corporation (the “Company”), certifies that [                    ] is the registered owner of[_]shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”).

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*       Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, Comtech Telecommunications Corp. has caused this instrument to be duly executed as of the date set forth below.

COMTECH TELECOMMUNICATIONS CORP.

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

REVERSE OF SECURITY

COMTECH TELECOMMUNICATIONS CORP. (THE “COMPANY”)

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

[INSERT RESTRICTIVE LEGENDS IN ACCORDANCE WITH SUBSCRIPTION AGREEMENT]

FOR VALUE RECEIVED, ___________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

Shares of the Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ as agent to transfer the said shares of Series A Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date: _____________________________
Signature:  ________________________
(Sign exactly as your name appears on the other side of this Series A Convertible Preferred Stock)

Signature Guarantee: _________________*

*       Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OPTIONAL CONVERSION NOTICE

Comtech Telecommunications Corp.
Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐      all of the shares of Convertible Preferred Stock

☐      *_____________________ shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed: ___________________
Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*       Must be a whole number.

EXHIBIT C

OPTIONAL REPURCHASE NOTICE

Comtech Telecommunications Corp.
Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Optional Repurchase Right with respect to (check one):

Pursuant to Section 8(a)(i)     ☐

Pursuant to Section 8(a)(ii)

Pursuant to Section 8(b)     ☐

☐      all of the shares of Convertible Preferred Stock

☐      *_____________________ shares of Convertible Preferred Stock identified by CUSIP No. and Certificate No.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed: ___________________
Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*       Must be a whole number.

EXHIBIT D

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.